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                                                                    Exhibit 3.41

Filing Fee:  $150.00                                    ID Number______________

[State Seal]

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        Office of the Secretary of State
                              Corporations Division
                              100 North Main Street
                       Providence, Rhode Island 02903-1335

                              BUSINESS CORPORATION

                               ___________________

                            ARTICLES OF INCORPORATION
                       (To Be Filed In Duplicate Original)

The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

1.  The name of the corporation is_____________________________________________

    ___________________________________________________________________________
    (This is a close corporation pursuant to ss. 7-1.1-51 of the General Laws, 1956, as amended.) (Strike if inapplicable.)

2.  The period of its duration is (if perpetual, so state)_____________________

3.  The specific purpose or purposes for which the corporation is organized are:

    ___________________________________________________________________________
    ___________________________________________________________________________
    ___________________________________________________________________________
    ___________________________________________________________________________
    ___________________________________________________________________________

4. The aggregate number of shares which the corporation shall have authority to issue is:

    (a) If only one class: Total number of shares____________________(If the authorized shares are to consist of one class only state the par value of such shares or a statement that all of such shares are to be without par value.):

_______________________________________________________________________________

                                       or
                                       --

    (b) If more than one class: Total number of shares____________________ (State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles):

_______________________________________________________________________________
_______________________________________________________________________________

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5.  Provisions, if any, dealing with the preemptive right of shareholders pursuant to ss. 7-1.1-24 of the General Laws, 1956, as amended:

_______________________________________________________________________________
_______________________________________________________________________________

6. Provisions, if any, for the regulation of the internal affairs of the corporation:

_______________________________________________________________________________
_______________________________________________________________________________

7.  The address of the initial registered office of the corporation is
____________________________________    _________________________________, RI
   (Street Address, not P.O.Box)                   (City/Town)
_________________and the name of its initial registered agent at such address is
    (Zip Code)
_________________________________________.
               (Name of Agent)

8. The number of directors constituting the initial board of directors of the corporation is________________________________and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are: (If this is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, and there shall be no board of directors, state the titles of the initial officers of the corporation and the names and addresses of the persons who are to serve as officers until the first annual meeting of shareholders or until their successors be elected and qualify.)

Title          Name                           Address
-----          ----                           -------
____________   ____________________________   _________________________________
____________   ____________________________   _________________________________
____________   ____________________________   _________________________________
____________   ____________________________   _________________________________

9.  The name and address of each incorporate is:

          Name                                   Address
          ----                                   -------
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

10. Date when corporate existence is to being  _______________________________
                                                (not prior to, nor more than 30
                                                days after, the filing of these
                                                articles of incorporation)


Date:________________              ____________________________________________
                                   ____________________________________________
                                   ____________________________________________
                                        Signature of each Incorporator

STATE OF___________________________
COUNTY OF___

    In ______________________, on this day of _______, ______, personally appeared before me ___________________________________________, each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

                                        _______________________________________
                                        Notary Public
                                        My Commission Expires: ________________

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